SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 2, 2005

(Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1166660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5900 Princess Garden Parkway,

7th Floor

Lanham, Maryland 20706

(Address of principal executive offices)

(301) 306-1111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On February 28, 2005, Radio One completed the acquisition of 51% of the common stock of Reach Media, Inc. for approximately $55.8 million in a combination of approximately $30.4 million of cash and 1,809,648 shares of its Class D common stock, under a purchase agreement that was entered into on November 19, 2004. The shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The shares were issued in a private transaction in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Radio One has agreed to file with the SEC and to use its commercially reasonable efforts to cause to become effective no later than the six-month anniversary of the acquisition, a shelf registration statement with respect to the shares issued in connection with the acquisition.

Item 8.01. Other Events.

On March 2, 2005, Radio One, Inc. issued a press release announcing that it had completed the acquisition of 51% of the common stock of Reach Media, Inc. A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit Number	Description
99.1	Press release dated March 2, 2005: Radio One, Inc. Completes Acquisition of Controlling Interest In Reach Media, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.

/s/ Scott R. Royster
March 3, 2005	Scott R. Royster
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)